Exhibit 99.01

Enable IPC Corporation Voluntarily Files Form 15 to Suspend SEC Reporting Obligations

VALENCIA, Calif. – Enable IPC Corporation (OTCBB: EIPC) today announced that its Board of Directors unanimously approved the voluntary termination of the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  On or about January 7, 2009, in accordance with the resolutions adopted by its Board of Directors, Enable IPC will file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (SEC) to effect this termination.  The Company is eligible to deregister its common stock because it had fewer than 300 holders of record of its common stock at the beginning of its fiscal year.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8K, will be immediately suspended.  Enable IPC expects that the deregistration of its common stock will become effective 90 days after the date of filing of Form 15 with the SEC.

While no longer required by the SEC after deregistering, Enable IPC plans to continue to provide quarterly, annual and other information regarding the Company's performance to its shareholders via the OTC News and Disclosure Service and through its email database and website.   In addition, the Company anticipates that trading will continue in the Company's common stock on the Pink Sheets under the same symbol of “EIPC”.

In reaching its decision, the Board of Directors of Enable IPC evaluated the advantages and disadvantages of continuing to operate as a reporting company in light of such factors as the costs and expenses of compliance with the Sarbanes-Oxley Act of 2002, the ongoing burden associated with the preparation and filing of periodic and current reports with the SEC and the substantial diversion of management’s time and efforts from the tasks required to grow the Company’s business.   The Board of Directors also considered the Company’s capital requirements and the projected ability to meet those needs in 2009 given the current turmoil in the public markets.

“The Company is not going private or ‘going dark’,” said David Walker, CEO of Enable IPC.  “We expect to save more than $100,000 annually by making this move, which will allow us greater focus on creating shareholder value.”

Rich Kaiser, President of Yes International, Enable IPC’s investor relations firm, said, “A number of companies are making this move.  The market conditions, auditing, legal and other expenses required to maintain the SEC reporting requirements, plus the onerous filings

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required to raise capital, combine to make it untenable for a lot of organizations to continue to be ‘reporting’ companies.”

About Enable IPC

Enable IPC (OTC BB: EIPC.OB) provides efficient, streamlined strategies for turning technologies into products and bringing them to market.  Though not limited to nanotechnology or the energy industries, Enable IPC’s growing portfolio currently includes the exclusive rights to two break-through energy technologies. The Company seeks to turn technologies into products and is a transparent, fair turnkey partner for sub-licensing and joint development with other companies.  For more information, please visit www.enableipc.com.

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Forward-Looking Statements

This release contains forward-looking statements, such as "believes", "anticipates", “plans” and similar terminology, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties which could cause actual results that the Company achieves to differ materially from any of the forward-looking statements.  Such risks and uncertainties, include, but are not limited to, the following: the timely development and market acceptance of products and technologies, the ability to secure additional sources of financing, the difficulties in forecasting results from development efforts, difficulties in accurately estimating market growth, the impact of changing economic conditions, business conditions in the microbattery industry and others identified in our Annual Report on Form 10-K, as amended, and other Securities and Exchange Commission filings.  The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor relations for Enable IPC Corp.:

Rich Kaiser

(800) 631-8127

ir@enableipc.com

Press contacts for Enable IPC Corp.:

Megan Saulsbury / Jason Wonacott

Wonacott Communications, LLC

(310) 477-2871

msaulsbury@wonacottpr.com /jwonacott@wonacottpr.com